Exhibit 3.1

BY-LAWS

OF

IMMUNOMEDICS, INC.

(A Delaware Corporation)

As Amended and Restated by the Board of Directors on April 15, 2019

ARTICLE 1
DEFINITIONS

As used in these By-Laws, unless the context otherwise requires, the term:

1.1.                            “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Exchange Act; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership.

1.2.                            “Assistant Secretary” means an Assistant Secretary of the Corporation.

1.3.                            “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.4.                            “Board” means the Board of Directors of the Corporation.

1.5.                            “By-Laws” means the By-Laws of the Corporation, as amended, supplemented or restated from time to time.

1.6.                            “Certificate of Incorporation” means the certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

1.7.                            “Chairman” means the Chairman of the Board of the Corporation.

1.8.                            “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

1.9.                            “Corporate Officer” means an officer of the Corporation elected by the Board and designated by the Board as a corporate officer.

1.10.                     “Corporation” means Immunomedics, Inc., a Delaware corporation.

1.11.                     “Derivative Instrument” has the meaning set forth in Section 2.15.1(a)(ii) of the By-Laws.

1.12.                     “Directors” means members of the Board.

1.13.                     “Disclosing Party” has the meaning set forth in Section 2.3.3(b) of the By-Laws.

1.14.                     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.15.                     “Full Board” means the total number of directors of the Board which the Corporation would have if there were no vacancies or unfilled newly created directorships.

1.16.                     “General Corporation Law” means the General Corporation Law of the State of Delaware, as amended from time to time.

1.17.                     “majority vote” has the meaning set forth in Section 3.3 of the By-Laws.

1.18.                     “Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

1.19.                     “Owned”, “owning” or “own” has the meaning set forth in Section 2.3.7 of the By-Laws.

1.20.                     “Ownership Record Date” means the record date to determine the record stockholders who are entitled to deliver a written request to call a special meeting.

1.21.                     “plurality vote” has the meaning set forth in Section 3.3 of the By-Laws.

1.22.                     “President” means the President of the Corporation.

1.23.                     “public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

1.24.                     “Secretary” means the Secretary of the Corporation.

1.25.                     “Short Interest” has the meaning set forth in Section 2.15.1(a)(ii) of the By-Laws.

1.26.                     “Similar Item” has the meaning set forth in Section 2.3.4(c) of the By-Laws.

1.27.                     “Solicitation Statement” has the meaning set forth in Section 2.3.3(b)(ii) of the By-Laws.

1.28.                     “Special Meeting Record Date” means the record date for determining the record stockholders entitled to notice of and to vote at the special meeting.

1.29.                     “Special Meeting Request Required Shares” means a number of shares of Voting Stock representing at least one-fifth (1/5) of all of the Votes of the Total Outstanding Shares.

1.30.                     “Stockholders” means stockholders of the Corporation.

1.31.                     “Treasurer” means the Treasurer of the Corporation.

1.32.                     “Vice Chairman” means a Vice Chairman of the Corporation.

1.33.                     “Vice President” means a Vice President of the Corporation.

1.34.                     “Votes Cast” has the meaning set forth in Section 3.3 of the By-Laws.

1.35.                     “Votes of the Total Outstanding Shares” means the votes which the holders of all of the Voting Stock are entitled to cast at a meeting of stockholders.

1.36.                     “Voting Commitment” has the meaning set forth in Section 2.16 of the By-Laws.

1.37.                     “Voting Stock” means the outstanding shares of the Corporation entitled to cast votes at a meeting of stockholders.

ARTICLE 2
STOCKHOLDERS

2.1.                            Place of Meetings.  Every meeting of stockholders shall be held at the Office of the Corporation or at such other place within or without the State of Delaware as shall be fixed by resolution of the Board.

2.2.                            Annual Meeting.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at ten o’clock (10:00) a.m. or such other time as is determined by the Board, on such date (other than a Saturday, Sunday or legal holiday) as is determined by the Board and at such place as shall be fixed by resolution of the Board.

2.3.                            Special Meetings.

2.3.1                     A special meeting of stockholders may be called only by (a) the Chairman, (b) a majority of the Full Board or (c) the Secretary at the written request of one or more stockholders of record who own and have owned, or are acting on behalf of one or more beneficial owners who own and have owned, in each case, continuously for at least one year as of the Ownership Record Date, the Special Meeting Request Required Shares, and who continue to own the Special Meeting Request Required Shares at all times from such Ownership Record Date through the date of the applicable meeting of stockholders.

2.3.2                     A beneficial owner of Voting Stock who wishes to deliver a written request to call a special meeting must cause the nominee or other person who serves as the record stockholder of such beneficial owner’s Voting Stock to sign the written request to call a special meeting.  If a record stockholder is the nominee for more than one beneficial owner of Voting Stock, the record stockholder may deliver a written request to call a special meeting solely with respect to the Voting Stock owned by the beneficial owner who is directing the record stockholder to sign such written request to call a special meeting.

2.3.3                     Each written request to call a special meeting of stockholders, and each written request to fix an Ownership Record Date, shall include the following and shall be delivered to the Secretary:

(a)         the signature of the record stockholder submitting such request and the date such request was signed;

(b)         as to the record stockholder signing the written request to call a special meeting (unless such record stockholder is acting solely as a nominee for a beneficial owner) and as to the beneficial owner, if any, directing such record stockholder to sign the written request to call the special meeting (each such record stockholder who is not acting solely as a nominee and each such beneficial owner, a “Disclosing Party”):

(i)                       all of the information required to be disclosed in a notice pursuant to Section 2.15 of the By-Laws (which information shall be updated and supplemented, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the Special Meeting Record Date and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Office of the Corporation not later than five (5) days after the Special Meeting Record Date in the case of the update and supplement required to be made as of the Special Meeting Record Date, and not later than eight (8) days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof);

(ii)                    with respect to each business proposal to be submitted for stockholder approval at the special meeting, a representation as to whether or not any Disclosing Party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of Voting Stock required under applicable law to carry such proposal (such statement, a “Solicitation Statement”); and

(iii)                 any additional information reasonably requested by the Board to verify the Voting Stock ownership position of such Disclosing Party.

Each time the Disclosing Party’s Voting Stock ownership position decreases following the delivery of the foregoing information to the Secretary, such Disclosing Party shall notify the Corporation of his, her or its decreased Voting Stock ownership position, together with any information reasonably requested by the Board to verify such position, within ten (10) days of such decrease or on the fifth (5th) day before the special meeting (or any adjournment or postponement thereof), whichever is earlier; provided, however, that if such decrease occurs after the fifth (5th) day before the special meeting (or any adjournment or postponement thereof), such notice shall be provided within one day of such decrease or eight o’clock (8:00) a.m., Eastern time, on the date of the special meeting (or any adjournment or postponement thereof), whichever is earlier.

2.3.4                     The Secretary shall not accept, and shall consider ineffective, a written request to call a special meeting pursuant to Section 2.3.1(c) of the By-Laws:

(a)         that does not comply with the provisions of this Section 2.3 of the By-Laws;

(b)         that relates to an item of business that is not a proper subject for stockholder action under applicable law, the Certificate of Incorporation or the By-Laws;

(c)          if an identical or substantially similar item (as determined by the Board, a “Similar Item”) will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such written request to call a special meeting (and any item of business involving the removal or election of directors, changing the size of the Board, or the filling of any director vacancies or newly created directorships resulting from an increase in the authorized number of directors shall be deemed to be a “Similar Item” with respect to a request to call a special meeting to remove directors); or

(d)         if a Similar Item has been presented at any meeting of stockholders held within ninety (90) days prior to receipt by the Secretary of such written request to call a special meeting.

2.3.5                     Revocations:

(a)         A record stockholder may revoke a request to call a special meeting at any time before the special meeting (or any adjournment or postponement thereof) by sending written notice of such revocation to the Secretary.

(b)         All written requests for a special meeting shall be deemed revoked:

(i)                       upon the first date that, after giving effect to revocation(s) and notices of ownership position decreases (pursuant to Section 2.3.5(a) and the last sentence of Section 2.3.3, respectively), the aggregate Voting Stock ownership position of all of the Disclosing Parties who are listed on the unrevoked written requests to call a special meeting with respect to a Similar Item decreases to a number of shares of Voting Stock less than the Special Meeting Request Required Shares;

(ii)                    if any Disclosing Party who has provided a Solicitation Statement with respect to any business proposal to be submitted for stockholder approval at such special meeting does not act in accordance with the representations set forth therein; or

(iii)                 if any Disclosing Party does not provide the supplemental information required by Section 2.3.3(b) or by the final sentence of Section 2.3.3 in accordance with such provisions.

(c)          If a deemed revocation of all written requests to call a special meeting has occurred after the special meeting has been called by the Secretary, the Board shall have the discretion to determine whether or not to proceed with the special meeting.

2.3.6                     The Board may submit its own proposal or proposals for consideration at a special meeting called at the request of one or more stockholders.  The place, date and time of, any special meeting shall be fixed by the Board; provided, that the date of any such special meeting shall not be more than one hundred and twenty (120) days after the date on which valid special meeting request(s) from holders of the Special Meeting Required Shares are delivered to the Secretary.

2.3.7                     Solely for purposes of this Section 2.3 of the By-Laws (for the avoidance of doubt, without limiting the disclosure required by Section 2.3.3(b)(i)), a stockholder or beneficial owner shall be deemed to “own” only those outstanding shares of Voting Stock as to which such stockholder itself (or such beneficial owner whose stock ownership is counted for the purposes of qualifying as holding the Special Meeting Request Required Shares) possesses both:  (a) the full voting and investment rights pertaining to the shares; and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares.  The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates either of such stockholder or beneficial owner, shall be reduced by) any shares (x) sold by such stockholder or beneficial owner (or any of either’s affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or beneficial owner (or any of either’s affiliates) for any purposes or purchased by such stockholder or beneficial owner (or any of either’s affiliates) pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or beneficial owner (or any of either’s affiliates), whether any such instrument or agreement is to be settled with shares or with cash, based on the notional amount or value of Voting Stock, in any such case, which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of:  (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or beneficial owner’s (or either’s affiliate’s) full right to vote or direct the voting of any such shares; and/or (ii) hedging, offsetting or altering to any degree, gain or loss arising from the full economic ownership of such shares by such stockholder or beneficial owner (or either’s affiliate), other than any such arrangements solely involving a national or multinational market index.  A beneficial owner shall “own” shares held in the name of a nominee or other intermediary so long as such beneficial owner itself retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares.  A stockholder or beneficial owner’s ownership of shares shall be deemed to continue during any period in which such stockholder or beneficial owner has loaned such shares or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which in all such cases is revocable at any time by such stockholder or beneficial owner.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

2.4.                            Fixing the Record Date.

2.4.1                     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.  For the avoidance of doubt, the Special Meeting Record Date shall be set forth in accordance with the requirements of this Section 2.4.1.

2.4.2                     Subject to Section 2.4.3, (a) in order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action; and (b) if no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.4.3                     Any stockholder of record (whether acting for himself, herself or itself, or at the direction of a beneficial owner) seeking to call a special meeting may, by written notice to the Secretary, demand that the Board fix the Ownership Record Date.  A written demand to fix an Ownership Record Date shall include all of the information that must be included in a written request to call a special meeting, as set forth in Section 2.3.3 of the By-Laws.  The Board may pass a resolution fixing the Ownership Record Date within ten (10) days of the Secretary’s receipt of a valid demand to fix the Ownership Record Date, which Ownership Record Date shall not precede, and shall not be more than ten (10) days after the date of such resolution.  If an Ownership Record Date is not fixed by the Board within the period set forth above, the Ownership Record Date shall be the date that the first written request to call a special meeting is received by the Secretary with respect to the proposed business to be submitted for stockholder approval at a special meeting.

2.4.4                     (a) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (including by electronic transmission as permitted by applicable law), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  Any stockholder of record seeking to have the stockholders authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board to fix a record date.  The Board shall timely adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board).

(b)         In the event of the delivery, in the manner provided by this Section 2.4.4 and applicable law, to the Corporation of written consent or consents of stockholders to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action of stockholders by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 2.4.4 and applicable law have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders.  Nothing contained in this Section 2.4.4(b) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(c)          Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 2.4.4, a valid written consent or valid written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation in the manner prescribed in this Section 2.4.4 and applicable law, and not revoked.

2.5.                            Notice of Meetings of Stockholders.  Except as otherwise provided in Section 2.6 of the By-Laws, whenever under the General Corporation Law or the Certificate of Incorporation or the By-Laws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  A copy of the notice of any meeting shall be given, personally, by electronic transmission in the manner provided in the General Corporation Law or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to notice of or to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation.  If notice is given by electronic transmission, such notice shall be deemed to be given at the time provided in the General Corporation Law.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.  If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.6.                            Waivers of Notice.  Whenever notice is required to be given to any stockholder under any provision of the General Corporation Law or the Certificate of Incorporation or By-Laws, a written waiver thereof, signed by each such stockholder entitled to notice (including a waiver by electronic transmission by such stockholder entitled to notice), whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice (including any waiver by electronic transmission).

2.7.                            List of Stockholders.  The Secretary shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Nothing contained in this Section 2.7 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting:  (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Office of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.8.                            Quorum and Adjournment.  The holders of shares representing a majority of the Votes of the Total Outstanding Shares, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at any meeting of stockholders, except as otherwise provided by the General Corporation Law or the Certificate of Incorporation.  If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, the holders of a majority of the shares of Voting Stock held by all of the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting as required by Section 2.5 of the By-Laws and the General Corporation Law, until a quorum shall be present or represented by proxy.  The Chairman or the Chief Executive Officer may adjourn the meeting from time to time, whether or not there is a quorum.  At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called.  If the adjournment is for more than thirty (30) days, or, if after adjournment a new record date is set, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  When a quorum is once present at any such meeting of stockholders to commence such meeting of stockholders in accordance with the By-Laws, it shall not be broken by the subsequent withdrawal of any stockholders from such meeting.

2.9.                            Voting; Proxies.  Unless otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his or her name on the record of stockholders determined in accordance with Section 2.4 of the By-Laws.  If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in the By-Laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.  The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of capital stock may be voted and the persons, if any, entitled to vote such shares, but the Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes.  At any meeting of stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by law or by the Certificate of Incorporation or by the By-Laws, shall be decided by a majority of the votes cast at such meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon, whether or not a quorum is present when the vote is taken.  All elections of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation.  In voting on any other question on which a vote by ballot is required by law or is demanded by any stockholder entitled to vote, the voting shall be by ballot.  Each ballot shall be signed by the stockholder voting or by his or her proxy, and shall state the number of shares voted.  Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy.  The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law.

2.10.                     Selection and Duties of Inspectors at Meetings of Stockholders.  The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting (or any postponement or adjournment thereof) and to make a written report thereof.  If inspectors are not so appointed, the person presiding at such meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors.  In case any inspector so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.  The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determining the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him, her or them and execute a certificate of any fact found by him, her or them.  Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him, her or them.

2.11.                     Organization.  At every meeting of stockholders, the chairman of such meeting shall be a person previously designated by the Board to be the chairman, or in the absence of such a person, the chairman of such meeting shall be the Chairman, or in the absence of the Chairman, a Vice Chairman, or in the absence of a Vice Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, the President.  The Secretary, or in the Secretary’s absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint any person present to act as secretary of the meeting.  In case none of the persons above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority of the votes cast at such meeting by the holders of shares of Voting Stock present in person or represented by proxy and entitled to vote at the meeting.  The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.

2.12.                     Order of Business.

2.12.1              Annual Meetings of Stockholders.  At any annual meeting of the stockholders, only such nominations of individuals for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.  For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be:  (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board; (b) otherwise properly made at the annual meeting, by or at the direction of the Board; or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with Section 2.14.1 of the By-Laws and the next sentence.  For nominations of individuals for election to the Board or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, (i) such stockholder must be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board and at the time of the annual meeting, and be entitled to vote at such annual meeting and (ii) such business or nomination must comply with the procedures set forth in the By-Laws as to such business or nomination.  Clause (c) of the second sentence of this Section 2.12.1 shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

2.12.2              Special Meetings of Stockholders.  At any special meeting of the stockholders, only such nominations of individuals for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.  For nominations to be properly made at a special meeting, and proposals of other business to be properly brought before a special meeting, nominations and other proposals of business must be:  (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board; (b) otherwise properly brought before the special meeting, by or at the direction of the Board; (c) a nomination otherwise properly requested to be brought before a special meeting by a stockholder of the Corporation in accordance with Section 2.14.2 of the By-Laws and the next sentence; or (d) an other proposal of business specified in the Corporation’s notice of meeting (or any supplement thereto) given pursuant to a valid stockholder request in accordance with Section 2.3 of the By-Laws.  For nominations of individuals for election to the Board to be properly requested by a stockholder to be made at a special meeting of stockholders, (i) such stockholder must be a stockholder of record at the time of giving of notice of such special meeting by or at the direction of the Board and at the time of the special meeting, and be entitled to vote at such special meeting and (ii) such nomination must comply with the procedures set forth in the By-Laws as to such nomination.  Clauses (c) and (d) of the second sentence of this Section 2.12.2 shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of stockholders.

2.12.3              General.  Except as otherwise provided by law, the Certificate of Incorporation or the By-Laws, the chairman of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the By-Laws and, if any proposed nomination or other business is not in compliance with the By-Laws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

2.13.                     Written Consent of Stockholders Without a Meeting.  Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be (a) signed and dated by the holders of Voting Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to the Corporation within sixty (60) days of the earliest dated consent by delivery to its registered office in the State of Delaware (in which case delivery shall be by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

2.14.                     Advance Notice of Stockholder Business and Nominations.

2.14.1              Annual Meeting of Stockholders.

(a)         Subject to Section 2.15.3 of the By-Laws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.12.1, the stockholder must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by Section 2.16 of the By-Laws), and timely updates and supplements thereof, in each case in proper form, in writing to the Secretary, and such other business must otherwise be a proper matter for stockholder action under applicable law, the Certificate of Incorporation and the By-Laws.

(b)         To be timely, a stockholder’s notice shall be delivered to the Secretary at the Office of the Corporation:

(i)                       With respect to the 2019 annual meeting of stockholders of the Corporation, not later than the close of business on May 17, 2019; and

(ii)                    With respect to any annual meeting of stockholders of the Corporation other than the 2019 annual meeting, not earlier than the close of business on the one hundred and twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of (1) the ninetieth (90th) day prior to the date of such annual meeting or (2) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(c)          Notwithstanding anything in Section 2.14.1(b) to the contrary, in the event that the number of directors to be elected to the Board is increased by the Board, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.14.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the Office of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(d)         In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Office of the Corporation not later than five (5) days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof.  For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.14.1(a) or any other Section of the By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines under the By-Laws or enable or be deemed to permit a stockholder who has previously submitted a notice under the By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

2.14.2              Special Meetings of Stockholders.

(a)         Subject to Section 2.15.3 of the By-Laws, and only in the event the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board specifies that directors are to be elected at a special meeting, a stockholder may nominate an individual or individuals (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that such stockholder gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by Section 2.16 of the By-Laws), and timely updates and supplements thereof, in each case, in proper form, in writing, to the Secretary.

(b)         To be timely, a stockholder’s notice shall be delivered to the Secretary at the Office of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to the date of such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(c)          In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the Special Meeting Record Date and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the Office of the Corporation not later than five (5) days after the Special Meeting Record Date in the case of the update and supplement required to be made as of the Special Meeting Record Date, and not later than eight (8) days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof.

2.15.                     Disclosure Requirements.

2.15.1              To be in proper form, a stockholder’s notice pursuant to Section 2.3, Section 2.4.3 or Section 2.14 must include the following.

(a)         As to the Disclosing Party (in the case of Section 2.3 or 2.4.3), and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal, as applicable, is made (in the case of Section 2.14), a stockholder’s notice must set forth:

(i)                       the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith;

(ii)                    (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith has any right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith is entitled to, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith and (I) any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(iii)                 all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any; and

(iv)                any other information relating to such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(b)         If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, such stockholder’s notice must, in addition to the matters set forth in Section 2.15.1(a), also set forth:  (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend the By-Laws of the Corporation, the text of the proposed amendment), and (3) a description of all agreements, arrangements and understandings between such stockholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(c)          As to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board, such stockholder’s notice must, in addition to the matters set forth in Section 2.15.1(a), also set forth:  (1) all of the information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and a written statement of intent to serve as a director for the full term if elected) and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the nominee were a director or executive officer of such registrant; and

(d)         With respect to each individual, if any, whom the stockholder proposes to nominate for election or reelection to the Board, such stockholder’s notice must, in addition to the matters set forth in Section 2.15.1(a) and Section 2.15.1(c), also include the completed and signed questionnaire, representation and agreement required by Section 2.16 of the By-Laws.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  Notwithstanding anything in these By-Laws to the contrary, only persons who are nominated in accordance with the procedures set forth in the By-Laws shall be eligible for election as directors.

2.15.2              Notwithstanding the other provisions of the By-Laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that any references in the By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in the By-Laws with respect to nominations or proposals as to any other business to be considered.

2.15.3              Nothing in the By-Laws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of outstanding preferred stock of the Corporation if and to the extent provided for under applicable law or the Certificate of Incorporation.  Subject to Rule 14a-8 under the Exchange Act, nothing in the By-Laws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

2.16.                     Submission of Questionnaire, Representation and Agreement.  To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.14 of the By-Laws) to the Secretary at the Office of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, and (ii) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the Corporation, with such individual’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) agrees to promptly provide to the Corporation such other information as the Corporation may reasonably request, (d) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time, and (e) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director.

ARTICLE 3
DIRECTORS

3.1.                            General Powers.  Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.  The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the By-Laws or applicable laws, as it may deem proper for the conduct of its meetings and the management of the Corporation.  In addition to the powers expressly conferred by the By-Laws, the Board may exercise all powers and perform all acts which are not required, by the By-Laws or the Certificate of Incorporation by law, to be exercised and performed by the stockholders.

3.2.                            Number; Qualification; Term of Office.  The Board shall consist of one or more members.  The number of directors may be changed from time to time by action of the Board.  Directors need not be stockholders.  Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

3.3.                            Election.  At any meeting of stockholders held for the purpose of electing directors, a nominee is elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (a “majority vote”); provided, however, that, in any election of directors, if the Secretary determines that the number of director nominees exceeds the number of director seats up for election at such meeting, the nominees receiving the highest numbers of votes “for” such nominee’s election, up to the number of directors to be elected at such meeting, shall be elected (a “plurality vote”).  “Votes cast” means votes “for” that director’s election plus votes “against” or to withhold authority with respect to that director’s election.

3.4.                            Newly Created Directorships and Vacancies.  Unless otherwise provided in the Certificate of Incorporation, newly created directorships resulting from an increase in the number of authorized directors and vacancies occurring on the Board for any other reason, including the removal of directors with or without cause, may be filled exclusively by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and may not be filled by the stockholders.  A director elected to fill a newly created directorship or vacancy shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

3.5.                            Resignations.  Any director may resign at any time by written notice to the Chairman, or in the absence of the Chairman, the Secretary.  Such resignation shall take effect at the time therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

3.6.                            Removal of Directors.  Subject to the provisions of Section 141(k) of the General Corporation Law, any or all of the directors may be removed with or without cause, by the holders of shares representing a majority of the Votes of the Total Outstanding Shares then-entitled to vote at an election of directors.

3.7.                            Compensation.  Each director, in consideration of his service as such, shall be entitled to receive from the Corporation such amount per annum, if any, or such fees, if any, for attendance at directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him or her in connection with the performance of his or her duties.  Each director who shall serve as a member of any committee of directors in consideration of his or her serving as such shall be entitled to such additional amount per annum, if any, or such fees, if any, for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his or her duties.  Nothing contained in this Section 3.7 shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

3.8.                            Place and Time of Meetings of the Board.  Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware.  The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board (unless contrary to resolution of the Board) in the notice of the meeting.

3.9.                            Annual Meetings.  On the day when and at the place where the annual meeting of stockholders for the election of directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business.  The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 3.11 of the By-Laws for special meetings of the Board or in a waiver of notice thereof.

3.10.                     Regular Meetings.  Regular meetings of the Board may be held at such times and places as may be fixed from time to time by the Board.  Unless otherwise required by the Board, regular meetings of the Board may be held without notice.  If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter, which is not a Saturday, Sunday or legal holiday.

3.11.                     Special Meetings.  Special meetings of the Board shall be held whenever called by the Chairman, the Chief Executive Officer or by a majority of the directors then in office.  Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall, if mailed, be addressed to each director at the address designated by him or her for that purpose or, if none is designated, at his or her last known address at least two (2) days before the date on which the meeting is to be held; or such notice shall be sent to each director at such address by electronic means, or be delivered to him or her personally, or be given to him or her by telephone or other similar means not later than the day before the date on which such meeting is to be held.  Every such notice shall state the time and place of the meeting, but need not state the purposes of the meeting, except to the extent required by law.  If mailed, each notice shall be deemed given when it is deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States Post Office Department.  Such mailing shall be by first class mail.  If notice is given by electronic means, such notice shall be deemed given when so delivered or transmitted.

3.12.                     Adjourned Meetings.  A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.  Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment.  Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

3.13.                     Waiver of Notice.  Whenever notice is required to be given to any director or member of a committee of directors under any provision of the General Corporation Law or of the Certificate of Incorporation or the By-Laws, a written waiver thereof, signed by the person entitled to notice (including a waiver by electronic transmission by the person entitled to notice), whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice (including any waiver by electronic transmission).

3.14.                     Organization.  At each meeting of the Board, the Chairman, or in the absence of the Chairman, the Vice Chairman, if one is elected, or in the absence of the Vice Chairman, the Chief Executive Officer, or in the absence of the Chief Executive Officer, a chairman chosen by a majority of the directors present, shall preside.  The Secretary shall act as secretary at each meeting of the Board.  In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.15.                     Quorum of Directors.  A majority of the Full Board shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board, and, except as otherwise expressly required by the General Corporation Law or the Certificate of Incorporation or the By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.  In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum.  In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place.  Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.  The directors shall act only as a Board and the individual directors shall have no power as such.

3.16.                     Action by the Board.  All corporate action taken by the Board or any committee thereof shall be taken at a meeting of the Board, or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.  Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.16 shall constitute presence in person at such meeting.

ARTICLE 4
COMMITTEES OF THE BOARD

4.1.                            Committees.  The Board may, by resolution passed by a majority of the Full Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Such committees, members thereof and alternate and replacement members may be proposed by the Chairman, subject to approval by a majority of the  directors then in office.  Each such committee shall serve at the pleasure of the Board.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of

Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution designating it expressly so provides or the Certificate of Incorporation or the By-Laws so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

4.2.                            Executive Committee.  When the Board is not in session, the Executive Committee shall have and may exercise all of the authority of the Board, except to the extent that such authority shall be limited by the resolution establishing the Executive Committee and the General Corporation Law.

4.2.1                     Tenure and Qualifications.  Each member of the Executive Committee shall hold office until the next regular meeting of the Board following his or her designation and until his or her successor is designated as a member of the Executive Committee and is qualified or until his or her earlier death, resignation or removal.

4.2.2                     Meetings.  Regular meetings of the Executive Committee may be held without notice at such times and places as the Executive Committee may fix from time to time.  The Chairman, or in the absence of the Chairman, such other member of the Executive Committee as designated by the Executive Committee shall preside at all meetings.  Special meetings of the Executive Committee may be called by any member thereof upon such notice as provided in Section 3.11.  Such notice shall be deemed to be given as provided in Section 3.11.  Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person.  The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

4.2.3                     Quorum.  A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business or of any specified item of business at any meeting thereof, and except as otherwise expressly required by the General Corporation Law or the Certificate of Incorporation or the By-Laws, the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Executive Committee.

4.2.4                     Action Without a Meeting.  Any action required or permitted to be taken by the Executive Committee at any meeting may be taken without a meeting if all of the members of the Executive Committee consent thereto, in writing, and the writing or writings are filed with the minutes of proceedings of the Executive Committee.  Members of the Executive Committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

4.2.5                     Vacancies.  The Chairman may propose to fill, subject to approval by a majority of the directors then in office, and the Board may fill by resolution adopted by a majority of the directors then in office, any vacancy in the Executive Committee.

4.2.6                     Resignations and Removal.  Any member of the Executive Committee may be removed at any time, with or without cause by resolution adopted by a majority of the directors then in office.  Any member of the Executive Committee may resign at any time from the Executive Committee by giving written notice to the Chairman or, in the absence of the Chairman, the Secretary.  Such resignation shall take effect at the time therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

4.3.                            Other Committees.  The tenure and qualifications of the members of each other committee; the time, place and organization of such committee’s meetings; the notice required to call any such meeting; the number of members of each such committee that shall constitute a quorum; the affirmative vote of the committee members required effectively to take action at any meeting at which a quorum is present; the action that any such committee can take without a meeting; the method in which a vacancy among the members of such committee can be filled and the procedures by which resignations and removals of members of such committee shall be acted upon or accomplished shall be fixed by the resolution adopted by the Board relative to such matters.  In the absence of such resolutions, Sections 4.2.1 through 4.2.6 shall apply to each such committee as if such committee were the Executive Committee.

ARTICLE 5
OFFICERS

5.1.                            Officers.  The Board shall elect a Chairman, a President, a Secretary and a Treasurer, and may elect one or more Vice Chairmen, Vice Presidents and such other Corporate Officers and other officers as it may determine.  The Board may designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it.  Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal in the manner provided in Section 5.2 of the By-Laws.  Any two (2) or more offices may be held by the same person.  All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in the By-Laws or as the Board may from time to time determine.

5.2.                            Removal of Officers.  Any officer elected by the Board may be removed by the Board with or without cause.  The removal of an officer without cause shall be without prejudice to his or her contract rights, if any.  The election or appointment of an officer shall not of itself create contract rights.

5.3.                            Resignations.  Any Vice President who is a Corporate Officer may resign at any time by so notifying the Board or the President.  Any other Corporate Officer may resign at any time by so notifying the Board or the Chairman.  Any other officer may resign at any time by so notifying the person to whom he reports.  Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.  The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

5.4.                            Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in the By-Laws for the regular election or appointment to such office.

5.5.                            Compensation.  Salaries or other compensation of the officers may be fixed from time to time by the Board.  No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he or she is also a director.

5.6.                            Chairman.  The Chairman, if one shall have been elected, shall be a member of the Board, a Corporate Officer and, if present, shall preside at each meeting of the Board, the Executive Committee and the stockholders.  The Chairman also shall perform such duties as from time to time may be assigned to him or her by the Board.

5.7.                            President.  The President shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him or her by the Board.  He or she may, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation.  Subject to the provisions of Section 6.2, he or she may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-Laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed.  In the absence of inability to act as the President, the Chairman, or, in his or her absence or inability to act, such Corporate Officer or Corporate Officers as designated by the Board, shall perform all of the duties of the President and so acting shall have all of the powers of and be subject to all restrictions upon the President.

5.8.                            Chief Executive Officer.  The Chief Executive Officer, if one shall have been elected by the Board, may, at the discretion of the Board, in general, supervise and control the affairs and business of the Corporation, subject to control by the Board.  Otherwise, the Chief Executive Officer shall perform such duties as from time to time may be assigned to him or her by the Board; and, in general, shall perform all duties incident to the office of the Chief Executive Officer.

5.9.                            Vice Presidents.  Each Vice President shall perform such duties as from time to time may be assigned to him or her by the Board, or by the President to the extent not inconsistent with assignments or directions of the Board.  Any Vice President may also, with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, sign certificates for shares of capital stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by the By-Laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed.

5.10.                     Secretary.  The Secretary, if present, shall act as secretary of all meetings of the stockholders and of the Board, and shall keep the minutes thereof in the property book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Corporation are duly given and served; he or she may, with the President or a Vice President, sign certificates for shares of capital stock of the Corporation; he or she shall be custodian of the seal of the Corporation and may seal with the seal of the Corporation, or a facsimile thereof, all certificates for shares of capital stock of the Corporation and all documents, the execution of which on behalf of the Corporation under its corporate seal is authorized in accordance with the provisions of the By-Laws; he or she shall have charge of the stock ledger and also of the other books, records and papers of the Corporation relating to its organization and management as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all of the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, or by the President to the extent not inconsistent with assignments or directions of the Board.

5.11.                     Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for monies due and payable to the Corporation from any sources whatsoever; deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be authorized by the Board and selected in accordance with the By-Laws; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined in accordance with any provisions of the By-Laws, and may be responsible for the accuracy of the amounts of all monies so disbursed; regularly enter or cause to be entered in books to be kept by him or her or under his or her direction full and adequate account of all monies received or paid by him or her for the account of the Corporation; have the right to require, from time to time, reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer or the Board, whenever the Chief Executive Officer or the Board, respectively, shall require him or her so to do, an account of the financial condition of the Corporation and of all his or her transactions as Treasurer; exhibit at all reasonable times his or her books of account and other records to any of the directors upon application at the Office of the Corporation where such books and records are kept; and, in general, perform all of the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him or her by the Board, or by the President to the extent not inconsistent with assignments or directions of the Board; and he or she may sign with the President or a Vice President certificates for shares of capital stock of the Corporation.

5.12.                     Assistant Secretaries and Assistant Treasurers.  Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, or by the President to the extent not inconsistent with assignments or directions of the Board.  Assistant Secretaries and Assistant Treasurers may, with the President or a Vice President, sign certificates for shares of capital stock of the Corporation.

ARTICLE 6
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

6.1.                            Execution of Contracts.  The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

6.2.                            Loans.  The President or any other officer, employee or agent, when and to the extent authorized by the Board, may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances.  Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

6.3.                            Checks, Drafts, Etc.  All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

6.4.                            Deposits.  The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositaries as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

ARTICLE 7
STOCK AND DIVIDENDS

7.1.                            Certificates Representing Shares.  Every holder of shares in the Corporation may be entitled to have a certificate in such form as may be prescribed by law and by the Board, certifying the number and class of shares owned by such holder in the Corporation, unless the Board approves by a resolution that shares may also be uncertificated consistent with the General Corporation Law.  Certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

7.2.                            Transfer of Shares.  Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his or her duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes.  Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Canceled,” with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation.  A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation.  No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

7.3.                            Transfer and Registry Agents.  The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

7.4.                            Lost, Destroyed, Stolen and Mutilated Certificates.  The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated.  The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

7.5.                            Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with the By-Laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

ARTICLE 8
INDEMNIFICATION

8.1.                            Actions other than by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the

Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

8.2.                            Actions by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

8.3.                            Success on the Merits.  To the extent that any person described in Section 8.1 or Section 8.2 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said Sections, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

8.4.                            Specific Authorization.  Any indemnification under Section 8.1 or Section 8.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of any person described in said Sections is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections.  Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by stockholders of the Corporation.

8.5.                            Advance Payment.  Expenses incurred in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in said Section 8.5 to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification by the Corporation as authorized in this Article 8.

8.6.                            Non-Exclusivity.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article shall not be deemed exclusive of any other rights to which those provided indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

8.7.                            Insurance.  The Board may authorize, by a vote of the majority of the  directors then in office, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article 8.

8.8.                            Continuation of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.9.                            Severability.  If any word, clause or provision of this Article 8 or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

8.10.                     Intent of Article.  The intent of this Article 8 is to provide for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware.  To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article 8 shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

ARTICLE 9
BOOKS AND RECORDS

9.1.                            Books and Records.  The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the stockholders, the Board and any committee of the Board.  The Corporation shall keep at the office designated in the Certificate of Incorporation or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

9.2.                            Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

9.3.                            Inspection of Books and Records.  Except as otherwise provided by law, the Board shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the inspection of the stockholders.

ARTICLE 10
SEAL

The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the word “Delaware”.

ARTICLE 11
FISCAL YEAR

The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

ARTICLE 12
VOTING OF SHARES HELD

Unless otherwise provided by resolution of the Board, the Chairman or the Chief Executive Officer may, from time to time, appoint one or more attorneys or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the Corporation, at meetings of the holders of stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he or she may deem necessary or proper in the premises; or the Chairman or the Chief Executive Officer may himself or herself attend any meeting of the holders of the stock or other securities of any such other corporation and thereat vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE 13
EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law or Certificate of Incorporation or By-Laws or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE 14
AMENDMENTS

The By-Laws may be altered, amended, supplemented or repealed, or new By-Laws may be adopted, by vote of the holders of shares representing a majority of the Votes of the Total Outstanding Shares or by the vote of two-thirds (2/3) of the directors then in office, when such power is conferred upon the Board by the Certificate of Incorporation, at any meeting of the stockholders or of the Board, provided notice of the proposed change was given in the notice of the meeting or, in the case of a meeting of the Board, in a notice given not less than two (2) days prior to the meeting; provided, however, that any alteration, amendment, supplementation or repeal of, or adoption of any provision inconsistent with, any of Sections 2.2, 2.3, 2.4, 2.5, 2.8, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16, 3.2, 3.3, 3.4, 3.6, 3.15 or 3.16 or Article 8, 13 or 14 (or any of the definitions used in any of the foregoing), by stockholders pursuant to this Article 14 shall require the vote of the holders of shares representing two-thirds (2/3) of the Votes of the Total Outstanding Shares.

ARTICLE 15
MISCELLANEOUS

Unless the context specifically requires otherwise, any references in these By-Laws to any gender shall include all genders; any reference to the singular shall include the plural; and any reference to the plural shall include the singular.